SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d)

OF THE

SECURITIES EXCHANGE ACT OF 1934

September 23, 2015

Date of report (Date of earliest event reported)

SHOAL GAMES LTD.

(Exact Name of Registrant as Specified in Its Charter)

ANGUILLA, BRITISH WEST INDIES

(State or Other Jurisdiction of Incorporation)

 333-120120-01                                 98-0206369

         (Commission File Number)              (IRS Employer Identification No.)

HANSA BANK BUILDING, GROUND FLOOR, LANDSOME ROAD

   AI 2640, THE VALLEY, ANGUILLA, BRITISH WEST INDIES

(Address of Principal Executive Offices)

   (888) 374-2163

              (Registrant's Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07 Submission of Matters to a Vote of Security Holders.

ANNUAL GENERAL MEETING

At the Annual General Meeting of the Shareholders held on September 23, 2015, in Anguilla, the shareholders of the Company:

(a) Elected to set the number of directors at 5.

            For                  Against           Abstain           Not Voted

         49,623,047        71,238            6,881                     0

(b) Elected the following persons to serve as directors until the next annual meeting or until their successors are duly qualified:

T. M. Williams

J. M. Williams

C. M. Devereux (Non Executive Director)

F. Curtis (Non Executive Director)

G. Whitton (Non Executive Director)

Election of the Directors of the Company.

Nominee	For	Against	Abstain	Not Voted
T. M. Williams	47,265,096	4,430	2,431,640	0
J. M. Williams	47,265,346	4,180	2,431,640	0
C. M. Devereux	47,265,346	4,180	2,431,640	0
G. Whitton	47,269,346	180	2,431,640	0
F. Curtis	47,265,346	4,180	2,431,640	0

(c) Approved the selection of Davidson & Company LLP, Chartered Accountants as the Company's independent auditors for the fiscal year ending December 31, 2015.

            For                  Against           Abstain           Not Voted

         49,700,687              479                  0                     0

(d) The ratification of the existing Rolling Stock Option plan was approved.

            For                  Against           Abstain           Not Voted

         47,261,134          8,392            2,431,640                     0

Mr. Jason Williams will continue as President and CEO of the Shoal Games Ltd. organization and Mr. Tarrnie Williams, will continue to serve as Executive Chairman.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SHOAL GAMES LTD.

(Registrant)

Date : September 24, 2015                                                                        By:    /s/ J. M. Williams

                                        J.M. WILLIAMS,

                                        President and Director